Exhibit 3.3










                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       of

                      FORD CREDIT AUTO RECEIVABLES TWO LLC

                     (a Delaware Limited Liability Company)

                                       by

                           FORD MOTOR CREDIT COMPANY,

                                    as Member

                            dated as of March 1, 2001





                                TABLE OF CONTENTS

                                                                                                     Page

                                    ARTICLE I
                                  DEFINITIONS
                  Section 1.1  Definitions............................................................1

                                   ARTICLE II
                                  ORGANIZATION
                  Section 2.1  Formation, Name, Location of Office....................................5
                  Section 2.2  Registered Office in Delaware..........................................5
                  Section 2.3  Registered Agent.......................................................6
                  Section 2.4  Purposes and Powers....................................................6
                  Section 2.5  Conduct of Business....................................................7
                  Section 2.6  Tax Reporting and Characterization....................................12
                  Section 2.7  Term..................................................................12

                                   ARTICLE III
                                   THE MEMBER
                  Section 3.1  The Member............................................................12
                  Section 3.2  Powers of Member. ....................................................12
                  Section 3.3  Limited Liability of the Member.......................................12
                  Section 3.4  Special Member........................................................13

                                   ARTICLE IV
           MANAGEMENT OF THE COMPANY; THE BOARD OF MANAGERS; OFFICERS
                  Section 4.1  General Management of the Company.....................................14
                  Section 4.2  Appointment and Term..................................................14
                  Section 4.3  Number; Independent Managers..........................................14
                  Section 4.4  Power to Bind Company.................................................18
                  Section 4.5  Restrictions on the Power of the Managers.............................18
                  Section 4.6  Duties and Obligations of the Managers. ..............................18
                  Section 4.7  Resignation...........................................................19
                  Section 4.8  Removal of Managers...................................................20
                  Section 4.9  Filling of Vacancies..................................................20
                  Section 4.10 Managers' Compensation................................................20
                  Section 4.11 Officers..............................................................20
                  Section 4.12 Duties of Managers and Officers.......................................20

                                    ARTICLE V
                      CAPITAL STRUCTURE AND CONTRIBUTIONS
                  Section 5.1  Capital Structure.....................................................21
                  Section 5.2  Capital Contributions.................................................21

                                   ARTICLE VI
                       PROFITS AND LOSSES; DISTRIBUTIONS
                  Section 6.1  Profits and Losses....................................................21
                  Section 6.2  Distributions.........................................................21

                                   ARTICLE VII
                   EXCULPATION; LIABILITIES: INDEMNIFICATION
                  Section 7.1  Exculpation...........................................................21
                  Section 7.2  Liabilities: Indemnification..........................................22
                  Section 7.3  Amendments: Indemnification...........................................24

                                  ARTICLE VIII
                                 MISCELLANEOUS
                  Section 8.1  Dissolution of the Company............................................24
                  Section 8.2  Amendments............................................................25
                  Section 8.3  Assignments; Additional Members.......................................25
                  Section 8.4  Severability..........................................................26
                  Section 8.5  Successors and Assigns................................................26
                  Section 8.6  Limited Liability Company.............................................26
                  Section 8.7  Waiver of Partition; Nature of Interest...............................26
                  Section 8.8  Benefits of Agreement; No Third-Party Rights..........................27
                  Section 8.9  Binding Agreement.....................................................27
                  Section 8.10 Headings..............................................................27
                  Section 8.11 Governing Law.........................................................27




                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                      FORD CREDIT AUTO RECEIVABLES TWO LLC

                     (A Delaware Limited Liability Company)

                  THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, (the "Agreement") of FORD CREDIT AUTO RECEIVABLES TWO LLC, a Delaware limited liability company (the "Company") dated as of this 1st day of March, 2001, by Ford Motor Credit Company, as the sole member of the Company (the "Member").

                                     RECITAL

         The Member has formed the Company as a limited liability company under the laws of Delaware pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101, et seq. (as amended and in effect from time to time, and any successor statute, the "Act") and the Limited Liability Company Agreement of the Company dated January 29, 2001 (the "Original Agreement"). The Member desires to continue the Company as a limited liability company under the Act and this Agreement and to amend and restate the Original Agreement in its entirety as follows:


                                    ARTICLE I
                                   DEFINITIONS

Section 1.1 Definitions. Whenever used in this Agreement, capitalized terms shall have the meanings assigned to them herein. All references herein to "this Agreement" are to this Limited Liability Company Agreement of the Company as amended from time to time, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified.

         "Act" has the meaning set forth in the recital.

         "Affiliate" shall mean, in respect of any specified Person, any other Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with the specified Person. For purposes of this Agreement, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Agreement" shall have the meaning set forth in the preamble hereto.

         "Basic Documents" shall mean this Agreement, any Transfer and Servicing Agreement, Indenture, trust agreement, purchase agreement, administration agreement, Note depositary agreement and other agreements relating to the issuance of Notes and Certificates, including the other documents and certificates delivered in connection with such agreements, as such agreements may be amended from time to time.

         "Board of Managers" has the meaning set forth in Section 4.1.

         "Certificate of Formation" has the meaning set forth in Section 2.1.

         "Certificates" has the meaning set forth in Section 2.4(a)(iv).

         "Code" shall mean the Internal Revenue Code of 1986, as amended (or any successor law).

         "Company" shall have the meaning set forth in the preamble hereto.

             "Company Assets" shall mean, as of any date of determination, all right, title and interest of the Company in, to and under the Receivables and any related property and all other property acquired by the Company from time to time as of such date of determination and all proceeds thereof.

         "control" shall have the meaning set forth in the definition of the term "Affiliate" above.

         "Damages" shall have the meaning set forth in Section 7.2.

         "Fiscal Year" shall mean, unless the Member shall at any time determine otherwise pursuant to the requirements of the Code, for each year, the period commencing on January 1 and ending on December 31, except that the initial fiscal year shall commence on the filing of a Certificate of Formation in the office of the Secretary of State of the State of Delaware and shall end as required pursuant to the Code.

         "Ford Credit" shall mean Ford Motor Credit Company, a Delaware corporation.

         "Indemnified Party" has the meaning set forth in Section 7.2.

         "Indenture" has the meaning set forth in Section 2.4(a)(vii).

         "Independent Manager" has the meaning set forth in Section 4.3(b).

         "Insolvency Event" shall mean, with respect to any Person, (i) the making of a general assignment for the benefit of creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) being adjudged a bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in clause (vii) below, (vi) seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person or of such Person's assets or any substantial portion thereof. The foregoing definition of "Insolvency Event" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

         "Manager" or "manager" has the meaning set forth in Section 4.2.

         "Member" shall mean Ford Motor Credit Company and its successors and permitted assigns, as herein provided, including a Substitute Member, each in its capacity as a member of the Company; provided, however, the term "Member" shall not include a Special Member.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Notes" shall have the meaning set forth in Section 2.4(a)(iv).

         "Percentage Interest" shall have the meaning set forth in Section 5.1.

         "Permitted Transaction" shall have the meaning set forth in Section 2.4(a)(viii).

         "Person" shall mean a legal person, including any individual, corporation, estate, partnership (limited or general) , joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Rating Agency" shall mean, with respect to any outstanding Notes or Certificates, each statistical rating agency selected by the Company to rate such Notes or Certificates.

         "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have been given at least 10 days prior notice thereof and that each of the Rating Agencies shall have notified the Company and the servicer and the trustees under the related Transfer and Servicing Agreements and Indentures in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Notes or Certificates with respect to which it is a Rating Agency.

         "Receivables" has the meaning set forth in Section 2.4(a)(i).

         "Security" has the meaning set forth in Section 2.4(a)(iv).

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Special Member" shall mean, upon such Person's admission to the Company as a member of the Company pursuant to Section 3.4, a Person acting as an Independent Manager, in such Person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Substitute Member" shall mean a Person appointed as a substitute member of the Company pursuant to Section 3.4, in such Person's capacity as a member of the company.

         "Transfer and Servicing Agreements" has the meaning set forth in
Section 2.4(a)(iii).

         "Trusts" has the meaning set forth in Section 2.4(a)(iii).


                                   ARTICLE II
                                  ORGANIZATION

Section 2.1 Formation, Name, Location of Office. Lynn Buckley is hereby designated as an "authorized person" within the meaning of the Act and has executed, delivered and filed the Certificate of Formation (the "Certificate of Formation") with the Secretary of State of the State of Delaware (such filing being hereby approved and ratified in all respects) and is hereby authorized to execute, deliver and file the Amended Certificate of Formation attached hereto as Exhibit A. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, the Member, each Manager and each officer of the Company thereupon became designated as an "authorized person" and each shall continue as a designated "authorized person" with the meaning of the Act. The Member, any Manager or any officer of the Company, as an authorized person within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware. The Member, any Manager or any officer of the Company shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. The name of the limited liability company continued hereby shall be "Ford Credit Auto Receivables Two LLC." The business of the Company shall be carried on in such name with variations and changes as the Board of Managers shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted. The principal place of business of the Company shall be One American Road, Office of the General Counsel, Dearborn, Michigan 48126 or such other place or places in the State of Michigan as the Board of Managers may from time to time designate.

Section 2.2 Registered Office in Delaware. The registered office of the Company in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle.

Section 2.3 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle.

Section 2.4       Purposes and Powers.   (a) The limited purposes for which the
Company is organized are to engage in the following activities, all in accordance with the terms of this Agreement:

                         (i) to acquire from time to time all right, title and interest in and to receivables or leases arising out of or relating to the sale or lease of new or used motor vehicles and farm or industrial equipment, including automobiles, light and heavy duty trucks, tractors and recreational vehicles, monies due thereunder, security interests in the motor vehicles or equipment financed thereby, proceeds from claims on insurance policies related thereto, and related rights (collectively, "Receivables");

                         (ii) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Receivables, collateral securing the Receivables, related insurance policies, agreements with motor vehicles or equipment dealers or lessors or other originators or servicers of Receivables and any proceeds or further rights associated with any of the foregoing;

                         (iii) to transfer Receivables to trusts (the "Trusts") pursuant to one or more pooling and servicing agreements, sale and servicing agreements or other agreements (the "Transfer and Servicing Agreements") to be entered into by and among, among others, the Company, the trustees named therein and any entity acting as servicer of the Receivables;

                         (iv) to authorize, issue, sell and deliver one or more series or classes of bonds, notes or other evidences of indebtedness (the "Notes") or certificates (the "Certificates") or other securities (collectively, the "Securities") issued through the Trusts under the related Transfer and Servicing Agreements and secured or collateralized by one or more pools of Receivables or by certificates of any class issued by one or more trusts established by Ford Credit or any Affiliate thereof, provided that the Company shall have no liability under any such Securities except to the extent of the one or more pools of Receivables or certificates securing or collateralizing such Securities and provided further, that any debt issued by a Trust shall bear its own trustee fees and servicer fees;

                         (v) to acquire from Ford Credit or any Affiliate thereof certificates issued by one or more trusts to which Ford or any Affiliate thereof transferred Receivables;

                         (vi) to hold and enjoy all of the rights and privileges of any Certificates issued by the Trusts to the Company under the related Transfer and Servicing Agreements and to hold and enjoy all of the rights and privileges of any class of Notes, including any class of Notes or Certificates which may be subordinated to any other class of Notes or Certificates;

                         (vii) to perform its obligations under the Transfer and Servicing Agreements and any indenture or other agreement (each, an "Indenture") pursuant to which any Notes are issued; and

                         (viii)to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing (such business activities and transactions specified in this Section 2.4 collectively referred to hereinafter as "Permitted Transactions").

                  (b) The Company, by or through any Manager or any officer of the Company on behalf of the Company, may enter into and perform the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of any Manager or any officer of the Company to enter into other agreements on behalf of the Company.


Section 2.5       Conduct of Business.

                  (a) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company shall not, without the prior written confirmation of each applicable Rating Agency that such action will result in a Rating Agency Condition, do any of the following:

                               (i) engage in any business or activity other than a Permitted Transaction;

                               (ii) create, incur or assume any indebtedness or issue any security or sell or transfer any receivables (including the Receivables) to a Trust or other Person which issues a security in respect of any such receivables unless any such indebtedness or security (A) has no recourse to any assets of the Company other than the assets to which such indebtedness or security relates and (B) does not constitute a claim against the Company if cash flow from the assets securing or collateralizing such indebtedness or security is insufficient to repay the debt, and in the event such indebtedness or security is deemed to constitute a claim against the Company generally or against any other assets securing or collateralizing any other indebtedness or security of the Company, such claim shall be subordinate to the claims of such other indebtedness or security to which those assets relates;

                               (iii) create, incur or assume any indebtedness or issue any security or sell or transfer any receivables (including the Receivables) to a Trust or other Person which issues a security in respect of any such receivables unless the debt holders thereof
         (A) agree or are deemed to have agreed that the debt, liabilities and obligations incurred, contracted for or otherwise existing with respect to such indebtedness shall be enforceable against the assets securing or collateralizing such indebtedness or security only, and not against the assets of the Company generally or against any other assets securing or collateralizing any other indebtedness or security of the Company, and (B) agree or are deemed to have agreed that to the extent such debt holders are deemed to have any interest in the assets of the Company generally or any other assets collateralizing or securing any other indebtedness or security of the Company, their interest in those assets will be subordinate to claims or rights of such other debt holders to those assets and, further, that such agreement will constitute a subordination agreement for purposes of
         Section 510(a) of the Bankruptcy Code;

                               (iv)   become or remain liable, directly or
         contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise, except in connection with Permitted Transactions;

                               (v)    make or suffer to exist any loans or
         advances to, or extend any credit to, or make any investments
         (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate other than in connection with Permitted Transactions; provided, however, that the Company shall not be prohibited under this clause
         (a)(v) from causing a distribution of cash to its Member;

                               (vi) enter into any transaction or merger or consolidation with or into any other entity, or convey its properties and assets substantially as an entirety to any entity, other than with respect to a Permitted Transaction, unless (A) the entity (if other than the Company) formed as a result of or surviving such consolidation or merger, or which acquires the properties and assets of the Company is (i) organized and existing under the laws of the State of Delaware, (ii) expressly assumes all of the Company's obligations under the Basic Documents and (iii) is governed under a charter document containing provisions substantially identical to the provisions of Section 2.4 and 2.5 of this Agreement; (B) the Rating Agencies and the trustees under the Basic Documents shall have received at least 10 days' prior notice of any such merger, consolidation or sale of assets; (C) such merger, consolidation or sale of assets will not conflict with any provisions of the Certificate of Formation of the Company; and (D) immediately after giving effect to such merger, consolidation or sale of assets, no default or event of default by or relating to the Company shall have occurred and be continuing under any material agreement to which the Company is a party;

                               (vii)  become party to, or permit any of its
         properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of the Basic Documents or any other any documents relating to a Permitted Transaction; and

                               (viii) amend, modify, alter, change or repeal any provision of Section 2.4 or 2.5 of this Agreement; provided, however, the Company reserves the right to amend, alter, change or repeal any provision contained in its Certificate of Formation or this Agreement in a manner now or hereafter prescribed by the Act, and all rights conferred upon the Member herein are granted subject to this reservation.

                  (b)          The Company shall at all times:

                               (i)    maintain its existence as a limited
         liability company and remain in good standing under the laws of the State of Delaware;

                               (ii)   observe all limited liability company
         procedures required by this Agreement and such others, if any, as may be from time to time required by the Act;

                               (iii) ensure that (x) the business and affairs of the Company are at all times managed by or under the direction of the Board of Managers, (y) the Board of Managers shall have duly authorized all actions requiring such authorization and, (z) when required by law or by this Agreement, the Company shall have obtained the proper authorization for action from its Member;

                               (iv) maintain the Company's books, financial statements, accounting records and other limited liability company documents and records separate from those of the Member, any Affiliate thereof or any other entity;

                               (v)    not commingle the Company Assets with
         those of the Member or any Affiliate thereof, and not hold itself out as being liable for the debts of another;

                               (vi)   maintain its bank accounts, books of
         account and payroll (if any) separate from those of its Affiliates, the Member or any of the Member's Affiliates or any other
         Person or entity; and ensure that its funds and other assets shall at all times be readily distinguishable from the funds and other assets of its Affiliates, the Member and any of the Member's Affiliates or any other Person or entity;

                               (vii) act solely in its own name and through its own managers and agents so as not to mislead others as to its identity or the identity of any Affiliate and correct any known misunderstanding regarding its separate identity, and conduct all oral and written communications of the Company, including without limitation letters, invoices, contracts, statements and applications solely in the name of the Company;

                               (viii) separately manage its liabilities from those of the Member or any Affiliate thereof and pay its own liabilities, including all administrative expenses, from its own separate assets, provided that the Member or any Affiliate thereof may pay certain of the organizational costs of the Company, and the Company shall reimburse the Member or any such Affiliate for its allocable portion of shared expenses paid by the Member or such Affiliate, and provided, further, that the Member may pay fees and expenses and indemnify parties pursuant to Section 2.5(d);

                               (ix)   at all times maintain an arm's length
         relationship with any Affiliates;

                               (x)    not create, incur or assume any
         indebtedness other than the Securities and other obligations permitted pursuant to the Basic Documents unless such indebtedness is rated by each Rating Agency then rating the outstanding Notes or certificates at the request of the Company, or unless such Rating Agencies have confirmed in writing that the issuance of such indebtedness will not adversely affect the then current rating of the outstanding Securities;

                               (xi)   not create, incur or assume any
         indebtedness or issue any security or sell or transfer any receivables (including the Receivables) to a Trust or other Person which issues a security in respect of any such receivables unless the debt holders thereof agree or are deemed to have agreed to not file or join in filing any bankruptcy petition against the Company prior to the end of the period that is one year and one day after all of the debt of the Company and all of the debt issued through the Trusts is paid in full and agree they will not cooperate with or encourage others to file a bankruptcy petition against the Company during the same period;

                               (xii) operate in such a manner that it would not be substantively consolidated for purpose of applicable bankruptcy laws with any other entity;

                               (xiii) have a sufficient number of Managers and any other authorized agents to manage its operations; and

                               (xiv) maintain adequate capital in light of its contemplated business operations.

                  (c) The Company shall abide by all limited liability company formalities, including the maintenance of current minute books, and the Company shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in manner that indicates the separate existence of the Company and its assets and liabilities. The Company shall not assume the liabilities of the Member or any Affiliate thereof, and shall not guarantee the liabilities of the Member or any Affiliate thereof. The Board of Managers of the Company shall make decisions with respect to the business and operations of the Company independent of, and not dictated by, the Member or any Affiliate thereof.

                  (d) Notwithstanding any provision in this Agreement to the contrary, the Member in its own capacity (i) may pay fees and expenses of and indemnify trustees relating to the Trusts and (ii) may indemnify any underwriter, placement agent, initial purchaser for resale or other Person performing similar functions in connection with the issuance of any Securities.

Section 2.6 Tax Reporting and Characterization. It is the Member's express intention that the Company not constitute a separate entity for purposes of federal income tax or state or local income, franchise or other taxes.

Section 2.7 Term. Unless terminated in accordance with this Agreement and the Act, the Company shall have perpetual existence.

                                   ARTICLE III
                                   THE MEMBER

Section 3.1       The Member.  The name and address of the Member is as follows:
                  Ford Motor Credit Company
                  World Headquarters
                  Office of the General Counsel
                  One American Road
                  Suite 1034-A1
                  Dearborn, MI  48126

Section 3.2 Powers of Member. The Member (acting in its capacity as such) shall have the authority to take all actions specifically enumerated in the Certificate of Formation or this Agreement.

Section 3.3 Limited Liability of the Member. Unless otherwise expressly provided in any Basic Document, all debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

Section 3.4 Special Member. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its Percentage Interest and the admission of the assignee pursuant to Section 8.3, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Section 8.3), each individual acting as an Independent Manager pursuant to Section 4.3 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as a Special Member; provided, however, each Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a Substitute Member; provided, further, such admission of a Substitute Member shall not, in and of itself, cause a Special Member to cease to be an Independent Manager. Notwithstanding any provision in this Agreement to the contrary, upon the occurrence of any event that causes the last remaining Member to cease to be a member of the Company, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, appoint a Person as a substitute member of the Company (the "Substitute Member"). Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company Assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as a Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as a Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each person acting as an Independent Manager pursuant to Section
4.3 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Manager pursuant to Section 4.3 shall not be a member of the Company.


                                   ARTICLE IV
                           MANAGEMENT OF THE COMPANY;
                         THE BOARD OF MANAGERS; OFFICERS

Section 4.1 General Management of the Company. Subject to such matters which are expressly reserved hereunder or under the Act to the Member for decision, the business, properties and affairs of the Company shall be managed by a board of managers (the "Board of Managers") which, without limiting the generality of the foregoing, shall have the power to appoint officers of the Company, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Company, and to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Company.

Section 4.2 Appointment and Term. The Member shall be entitled to appoint from time to time persons to serve as the managers (each, a "Manager") on the Board of Managers. Managers shall serve until their respective successors are appointed by the Member or until their earlier death, disability, resignation, retirement or removal. Each Manager is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act.

Section 4.3       Number; Independent Managers.

                  (a) The number of Managers which shall constitute the whole Board of Managers shall be not less than three nor more than five. The number may be increased or reduced from time to time by amendment of this Agreement. The initial Board of Managers shall consist of five individuals, two of which shall be Independent Managers, and who shall be:

                                      Bibiana Boerio
                                      David M. Brandi
                                      Sanjeev Agrawal
                                      Andrew L. Stidd, as Independent Manager
                                      Bernard J. Angelo, as Independent Manager

                  (b) The Board of Managers of the Company shall include at least two Managers who are Independent Managers. So long as any Securities are outstanding, this Section 4.3(b) shall not be amended without the affirmative vote of 100% of the members of the Board of Managers (including two Independent Managers). When voting on matters subject to the vote of the Board of Managers, including those matters specified in Section 4.3(c), notwithstanding that the Company is not then insolvent, the Independent Managers shall take into account the interests of the creditors of the Company and the Trusts as well as the interests of the Company. Except as provided in Section 4.3(b) or 4.3(c), any action permitted or required to be taken by the Board of Managers may be taken by a simple majority of the members of the Board of Managers excluding the Independent Managers; provided, however, that the Board of Managers may delegate the day-to-day management of the Company to an individual or entity which may or may not be a Manager. The actions set forth in Section 4.3(b) and 4.3(c) shall be the only actions by the Board of Managers that shall require the affirmative vote of 100% of the members of the Board of Managers including the two Independent Managers.

                  The following terms shall have the meanings set forth below:

                               (i)  An "Independent Manager" shall be an
         individual who:  (A) is not and has not been employed by Ford
         Credit or any of its Affiliates as a director, officer or employee within the five years immediately prior to such individual's appointment as an Independent Manager (other than his or her capacity as an Independent Manager or other similar capacity); (B) is not and has not been affiliated with a significant customer or supplier of Ford Credit or any of its Affiliates within the five years immediately prior to such individual's appointment as an Independent Manager (other than his or her capacity as an Independent Manager or other similar capacity); (C) is not and has not been affiliated with a company of which Ford Credit or any of its Affiliates is a significant customer or supplier within the five years immediately prior to such individual's appointment as an Independent Manager (other than his or her capacity as an Independent Manager or other similar capacity); (D) does not have and has not had significant personal services contract(s) with Ford Credit or any of its Affiliates within the five years immediately prior to such individual's appointment as an Independent Manager (other than his or her capacity as an Independent Manager or other similar capacity); (E) is not affiliated with a tax-exempt entity that receives significant contributions from Ford Credit or any of its Affiliates within the five years immediately prior to such individual's appointment as an Independent Manager; (F) is not the beneficial owner at the time of such individual's appointment as an Independent Manager, or at any time thereafter while serving as an Independent Manager, of such number of shares of any class of common stock of Ford Credit or any Affiliate the value of which constitutes more than 3% of such individual's net worth; (G) is not a spouse, parent, sibling or child of any person described by (A) through (F); and (H) is not and was not a major creditor of Ford Credit or any of its Affiliates within the five years prior to such appointment as an Independent Manager.

                               (ii) A "significant customer of Ford Credit or any of its Affiliates" shall mean a customer from which Ford Credit and any of its Affiliates collectively in the last fiscal year of Ford Credit received payments in consideration for the products and services of Ford Credit and its Affiliates which are in excess of 1% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year.

                               (iii)  A "significant supplier of Ford Credit
         or any of its Affiliates" shall mean a supplier to which Ford Credit and any of its Affiliates collectively in the last fiscal year of Ford Credit made payments in consideration for the supplier's products and services in excess of 3% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year.

                               (iv) Ford Credit or any of its Affiliates shall be deemed a "significant customer" of a company if Ford Credit and any of its Affiliates collectively were the direct source during such company's last fiscal year in excess of 3% of the gross revenues which such company received from the sale of its products and services during such fiscal year.

                               (v)  Ford Credit or any of its subsidiaries
         and affiliates shall be deemed a "significant supplier" of a company if Ford Credit and any of its Affiliates collectively received in such company's fiscal year payments from such company in excess of 3% of the gross revenues which such company received during such fiscal year for the sale of its products and services.

                               (vi) A Person shall be deemed to have
         "significant personal services contract(s) with Ford Credit or any of its Affiliates" if the fees and other compensation received by the person pursuant to personal services contract(s) with Ford Credit and any of its Affiliates exceeded or would exceed 3% of his or her gross revenues during the last calendar year.

                               (vii) A tax-exempt entity shall be deemed to receive "significant contributions from Ford Credit or any of its Affiliates" if such tax-exempt entity received during its last fiscal year, or expects to receive during its current fiscal year, contributions from Ford Credit or its Affiliates in excess of the lesser of (i) 3% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year and (ii) 1% of the contributions received by the tax-exempt entity during such fiscal year.

                               (viii) A person shall be deemed to be a "major creditor of Ford Credit or any of its Affiliates" if it is a financial institution which Ford Credit or such Affiliate owes outstanding indebtedness for borrowed money in a sum exceeding more than 5% of Ford Credit's total consolidated assets.

                  (c) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board of Managers or any Person on behalf of the Company, neither the Company, the Member, the Board of Managers nor any other Person on behalf of the Company shall, without the affirmative vote or written consent of 100% of the members of the Board of Managers (including two Independent Managers), do any of the following:

                               (i) amend Section 2.4 to permit the Company to engage in any business or activity other than those set forth in
         Section 2.4 prior to any such amendment;

                               (ii) engage in any business or activity other than those set forth in Section 2.4;

                               (iii) to the fullest extent permitted by law, dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey or transfer the Company's properties and assets substantially as an entirety to any entity; or

                               (iv) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a substantial part of the Company's property, or make any assignment for the benefit of creditors, or admit in writing the Company's inability to pay the Company's debts generally as they become due, or take corporate action in furtherance of any such action.

                  (d) Meetings of the Board of Managers may be conducted in person or by conference telephone facilities. Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting and without prior notice if such number of Managers sufficient to approve such action pursuant to the terms of this Agreement consent thereto in writing.

Section 4.4 Power to Bind Company. Notwithstanding the last sentence of Section 18-402 of the Act, only the Managers and authorized officers of the Company (acting in their capacity as such) shall have authority to bind the Company to any third party with respect to any matter.

        Section 4.5 Restrictions on the Power of the Managers. The Board of Managers shall not have the authority to:

                  (a) cause the Company to do any acts in violation of or in breach of any Basic Document or any other agreement entered into by the Company;

                  (b) take any action in contravention of the Act, the Certificate of Formation or this Agreement (each as may be amended);

                  (c) to the fullest extent permitted by law, take any action that would make it impossible to carry on the ordinary business of the Company;

                  (d)      admit any Person as a member of the Company;

                  (e) knowingly perform any act that would subject the Member to loss of limited liability in any jurisdiction; or

                  (f) except as permitted under Section 8.2, take any action to amend or modify the Certificate of Formation or this Agreement.


              Section 4.6 Duties and Obligations of the Managers.

                  (a) Subject to Section 4.3(c)(iii), as long as any Securities are outstanding, the Board of Managers shall take all action that may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware (and each other jurisdiction in which such existence is necessary to protect the limited liability of the Member or to enable the Company to conduct the business in which it is engaged).

                  (b) Each Manager shall devote to the Company such time as he shall deem necessary to conduct the Company's business and affairs in an appropriate manner.

                  (c) The Board of Managers shall use their best efforts, in the conduct of the Company's activities and business, to put all Persons with whom the Company deals on notice that the Member is not liable for the Company's obligations and all agreements to which the Company is a party shall include a statement to the effect that the Company is a limited liability company formed under the Act; provided, however, the failure to include such a statement in an agreement to which the Company is a party shall not affect the Company's power and authority or authorization to enter into such agreement.

                  (d) The Board of Managers shall prepare or cause to be prepared and shall file or cause to be filed on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Company. The Board of Managers shall cause the Company to pay any taxes payable by the Company; provided, however, that the Managers shall not be required to cause the Company to pay any tax so long as the Company is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Company.

                  (e) The Board of Managers shall, from time to time, submit, or cause to be submitted, to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator.

                  (f) The Board of Managers shall use their best efforts to cause the Company to be formed, reformed, or qualified to engage in investment activities in connection with Permitted Transactions, or be registered under any applicable assumed or fictitious name statute or similar law in any state in which the Company then makes investments or transacts business, if such formation, reformation, qualification or registration is necessary or desirable in order to protect the limited liability of the Member or to permit the Company lawfully to own or make investments or transact business.

        Section 4.7 Resignation. Any Manager may resign at any time upon written notice of resignation to the Member. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

        Section 4.8 Removal of Managers. Any Manager may be removed, either for or without cause, by the Member, provided that if there are fewer than two Independent Managers after such removal, such Manager shall be replaced by an Independent Manager.

        Section 4.9 Filling of Vacancies. In the case of any increase in the number of Managers, or of any vacancy in the Board of Managers, the additional Manager shall be appointed by the Member.

        Section 4.10 Managers' Compensation. Any or all Managers may receive such reasonable compensation for their services, whether in the form of salary or otherwise, with expenses, if any, as the Board of Managers and the Member may from time to time determine.

        Section 4.11 Officers. (a) The Board of Managers, by a simple majority, may from time to time appoint authorized officers of the Company who may, on behalf of the Company, execute agreements to which the Company is a party and any document or certificate to be delivered in connection herewith or pursuant hereto.

                  (b) Each authorized officer shall have the right and authority to take all actions specifically enumerated in the Certificate of Formation or this Agreement which may be taken by the Company or which the authorized officer otherwise deems necessary, useful or appropriate for the day-to-day management and conduct of the Company's business. All instruments, contracts, agreements and documents providing for the acquisition, mortgage or disposition of property of the Company shall be valid and binding on the Company only if executed by an authorized officer of the Company.

        Section 4.12 Duties of Managers and Officers. Except to the extent otherwise provided herein, each Manager and officer of the Company shall have a fiduciary duty of loyalty and care similar to that of directors and officers of for profit business organizations organized under the General Corporate Law of the State of Delaware.


                                   ARTICLE V
                       CAPITAL STRUCTURE AND CONTRIBUTIONS

Section 5.1 Capital Structure. Simultaneously with the execution and delivery of this Agreement, Ford Credit shall be admitted as the sole member of the Company with an interest of 100% in the Company (as such percentage may change from time to time, a "Percentage Interest").

Section 5.2 Capital Contributions. From time to time, the Board of Managers may determine that the Company requires capital and may request the Member to make capital contributions in an amount determined by the Board of Managers. The Member may, but is not required, to make such additional capital contributions as it may determine in its sole discretion. A capital account shall be maintained for the Member, to which contributions and profits shall be credited and against which distributions and losses shall be charged.


                                   ARTICLE VI
                        PROFITS AND LOSSES; DISTRIBUTIONS

Section 6.1 Profits and Losses. For financial accounting and tax purposes, the Company's net profits or net losses shall be determined on an annual basis in accordance with the manner determined by the Board of Managers. In each year, profits and losses shall be allocated entirely to the Member.

Section 6.2 Distributions. From time to time, the Board of Managers shall cause the Company to distribute any cash held by it which is neither reasonably necessary for the operation of the Company or the performance of its obligations under the Basic Documents nor in violation of Sections 18-607 or 18-804 of the Act or in connection with any Permitted Transactions. The distributions of the Company shall be allocated entirely to the Member.

                                  ARTICLE VII
                    EXCULPATION; LIABILITIES: INDEMNIFICATION

Section 7.1 Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Member, the Managers, or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company or any of its Affiliates shall be liable to the Company or any other Person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by such Person bound by this Agreement in the reasonable belief that such act or omission is in or not contrary to the best interests of the Company and is within the scope of authority granted to such Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

Section 7.2 Liabilities: Indemnification. (a) Subject to Section 7.2(f), any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Member, Manager, officer, employee, agent or legal representative of the Company (each, an "Indemnified Party"), shall be indemnified and held harmless by the Company to the fullest extent legally permissible against all expenses, claims, damages, liabilities and losses (including without limitation, judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys' fees incurred in investigating, preparing or defending any action, claim suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not any Indemnified Party is or may be a party thereto, including interest on any of the foregoing (collectively, "Damages") arising out of, or in connection with, the management or conduct of the business and affairs of the Company, except for any such Damages to the extent that they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Parties or willful violations of the express provisions hereof by the Indemnified Parties. The Indemnified Parties may consult with counsel and accountants with respect to the affairs of the Company and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.

                  (b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interest of the Company or its creditors, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person's conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

                  (c) Subject to Section 7.2(f), expenses (including attorneys' fees and disbursements) incurred by an Indemnified Party in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Managers in the specific case upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount unless it shall ultimately be determined that such Person is entitled to be indemnified by the Company. Expenses (including attorneys' fees and disbursements) incurred by other employees or agents of the Company in defending in any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company upon such terms and conditions, if any, as the Board of Managers deems appropriate.

                  (d) No Manager of the Company shall be personally liable to the Company for monetary damages for any breach of fiduciary duty by such person as a Manager. Notwithstanding the foregoing sentence, a Manager shall be liable to the extent provided by applicable law (i) for breach of the Manager's duty of loyalty to the Company or the Member, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or
(iii) for any transaction from which the Manager derived an improper personal benefit.

                  (e) The indemnification and advancement of expenses provided by this Section 7.2 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may by entitled under any agreement, vote of the Board of Managers or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a Manager, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such Person.

                  (f) Any amounts payable by the Company in accordance with this
Section 7.2 shall be payable solely to the extent of funds available therefor and actually received by the Company under the Basic Documents, from capital contributions or in connection with other Permitted Transactions. The Company's obligations under this Section 7.2 shall not constitute a claim against the Company to the extent that the Company does not have funds sufficient to make payment of such obligations. Any claim that an Indemnified Party may have at any time against the Company that it may seek to enforce hereunder shall be subordinate to the payment in full, including post-petition interest, in the event that the Company becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, of the claims of the holders of any Securities which are collateralized or secured by the assets of the Company.

Section 7.3 Amendments: Indemnification. The indemnities contained in Section
7.2 shall survive the resignation, removal or termination of any Indemnified Party or the termination of this Agreement. Any repeal or modification of this
Article VII shall not adversely affect any rights of such Indemnified Party pursuant to this Article VII, including the right to indemnification and to the advancement of expenses of an Indemnified Party existing at the time of such repeal or modifications with respect to any acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.1       Dissolution of the Company.

                  (a) The Company shall be dissolved upon any of the following events:
                           (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act; or

                           (ii)     the entry of a decree of judicial
         dissolution under the Act.

                  (b) Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

                  (c) Notwithstanding any provision to the contrary contained in this Agreement, an Insolvency Event with respect to the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

                  (d) Notwithstanding any provision to the contrary contained in this Agreement, each of the Member and the Special Members waives any right it might have to agree in writing to dissolve the Company upon an Insolvency Event with respect to the Member or a Special Member, or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

Section 8.2 Amendments. Except as provided in Section 4.6(f) with respect to amendments required by law, this Agreement and the Certificate of Formation may be amended only in writing by the Member existing at the time of this Agreement, provided that, if any Securities issued by any Trusts are outstanding, no such amendment shall be effective without satisfaction of the Rating Agency Condition; provided, further, that the provisions of Section 4.3(b) and 4.3(c) hereof may be amended only with the unanimous written consent of 100% of the Board of Managers including the Independent Managers. An amendment shall become effective as of the date specified in the approval of the Member or if none is specified as of the date of such approval or as otherwise provided in the Act.

                  Section 8.3 Assignments; Additional Members.

                  (a) The Member may sell, assign or transfer in whole but not in part its Percentage Interest without the consent of the Board of Managers or any other Person; provided, however, that for so long as any Securities issued by any Trusts are outstanding, the Member shall not sell, assign or transfer its Percentage Interest unless the Rating Agency Condition is satisfied. Upon the assignment by the Member of all of its limited liability company interest in the Company pursuant to this Section 8.3(a), the assignee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the assignment and, immediately following such admission, the assignor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents and this Agreement shall, without any further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

                  (b) So long as any Securities issued by any Trusts or by the Company are outstanding, the Member may not resign, except as permitted under the Basic Documents and if the Rating Agency Condition is satisfied. If the Member is permitted to resign pursuant to this Section 8.3(b), an additional member of the Company shall be admitted to the Company with the consent of the resigning Member, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

                  (c) One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, so long as any Securities issued by any Trusts are outstanding, no additional Member may be admitted to the Company unless the Rating Agency Condition is satisfied.

Section 8.4 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 8.5 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Member and its successors and permitted assigns, all as herein provided.

Section 8.6 Limited Liability Company. The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of Delaware or any other laws.

Section 8.7 Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Members hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to
Section 6.2 hereof. The interest of the Member in the Company is personal property.

Section 8.8 Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement (including Section 5.2) shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than the Indemnified Parties) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 8.9).

Section 8.9 Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 2.4, 2.5 and 4.3, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Managers, in accordance with its terms. In addition, the Independent Managers shall be intended beneficiaries of this Agreement.

Section 8.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.11 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  Section 8.12 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.

                  IN WITNESS WHEREOF, the undersigned Member and the Independent Managers have duly executed this Agreement as of the 1st day of March, 2001.


                                   FORD CREDIT AUTO RECEIVABLES TWO LLC

                                   By:  FORD MOTOR CREDIT COMPANY,
                                        as Member


                                   By:  /s/ Emily E. Smith-Sulfaro_____________
                                        Name:   Emily E. Smith-Sulfaro
                                        Title:  Assistant Secretary


                                   INDEPENDENT MANAGERS



                                   By:  /s/Andrew L. Stidd____________________
                                        Andrew L. Stidd
                                        As Independent Manager



                                   By:  /s/ Bernard J. Angelo_________________
                                        Bernard J. Angelo
                                        As Independent Manager

                                                                      EXHIBIT A

                        AMENDED CERTIFICATE OF FORMATION

                                       OF

                      FORD CREDIT AUTO RECEIVABLES TWO LLC

                  This Amended Certificate of Formation of Ford Credit Auto Receivables Two LLC (the "Company") dated as of March 1, 2001, has been duly executed and is being filed by the undersigned authorized person to amend the Certificate of Formation of the Company (the "Certificate"), which was filed on January 29, 2001, with the Secretary of State of the State of Delaware, as permitted by 6 Del.C. ss. 18-211(b).

         The Certificate is hereby amended to delete the notice provision of the Company relating to the series of limited liability company interests in the Company and to correct an ambiguity in the signature block of the authorized person of the Company.

         The Certificate is hereby amended in its entirety as follows:

                            CERTIFICATE OF FORMATION

                                       OF

                      FORD CREDIT AUTO RECEIVABLES TWO LLC


                  1. The name of the limited liability company is Ford Credit Auto Receivables Two LLC (the "Company").

                  2. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Ford Credit Auto Receivables Two LLC on this 1st day of March, 2001.




                                                   Lynn Buckley
                                                   Authorized Person